Registration No. 33-

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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               ------------------
                                    FORM S-8

                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933
                               ------------------
                             LS CAPITAL CORPORATION

             (Exact name of registrant as specified in its charter)

             Delaware                                      84-1219819
        State of other jurisdiction of                (I.R.S. Employer
        incorporation or organization)              Identification No.)
                                    --------
                                   Rivercourt

                          17-19 Sir John Rogersons Quay

                                    Dublin 2

                                     Ireland

                                 (3531) 679-0222

                   (Address, including zip code, and telephone
             number, including area code, of registrant's principal
                               executive offices)

                                    --------
                             LS CAPITAL CORPORATION

                     YEAR 2000 CONSULTANT COMPENSATION PLAN

                            (Full title of the Plan)

                                    --------
                                 Paul J. Montle

                             Chief Executive Officer

                                   Rivercourt

                          17-19 Sir John Rogersons Quay

                                    Dublin 2

                                     Ireland

                                 (3531) 679-0222

               (Address, including zip code, and telephone number,
                   including area code, of agent for service)
                                    --------

                         CALCULATION OF REGISTRATION FEE

                                    Proposed         Proposed
Title of each class                 maximum          maximum              Amount
of securities                       Amount to be     offering             aggregate        Registration
to be registered                    registered(1)    price per share(2)   offering price     (2)fee

Common Stock,                       10,000,000       $.12                    $1,200,000     $316.80
  par value $.01  shares


(1) Represents the maximum number of shares which may be distributed pursuant to this Registration Statement.

(2) Estimated solely for purposes of calculating the registration fee based, pursuant to Rule 457(h)(1), on the closing price of the Registrant's common stock as reported on the OTC Bulletin Board on February 14, 2000, or $.12 per share.

                                   PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by LS Capital Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the year ended June 30, 1999 (file no. 0-21566), including all amendments;

         (b) The description of the Company's common stock, $.01 per value (the "Common Stock"), set forth under the caption "Description of Common Stock" in the Company's Registration Statement on Form 8-A dated April 16, 1993 (which incorporates such description in the Company's Registration Statement on Form SB-2 (file no. 33-57998D), as filed with the Commission on March 29, 1993, as amended) and all amendments and reports filed thereafter for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 ("Exchange Act"), prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which de-registers all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such document.

Item 4.  Description of Securities.

                  Not applicable.

Item 5.  Interests of Named Experts and Counsel.

                  Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any person who was or is party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action.

         In an action brought to obtain a judgment in the corporation's favor, whether by the corporation itself or derivatively by a stockholder, the corporation may only indemnify for expenses, including attorney's fees, actually and reasonably incurred in connection with the defense or settlement of such action, and the corporation may not indemnify for amounts paid in satisfaction of a judgment or in settlement of the claim. In any such action, no indemnification may be paid in respect of any claim, issue or matter as to which such person shall have been adjudged liable to the corporation except as otherwise approved by the Delaware Court of Chancery or the court in which the claim was brought. In any other type of proceeding, the indemnification may extend to judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with such other proceeding, as well as to expenses.

         The statute does not permit indemnification unless the person seeking indemnification has acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of criminal actions or proceedings, the person had no reasonable cause to believe his conduct was unlawful. The statute contains additional limitations applicable to criminal actions and to actions brought by or in the name of the corporation. The determination as to whether a person seeking indemnification has met the required standard of conduct is to be made (1) by a majority vote of a quorum of disinterested members of the board of directors,
(2) by independent legal counsel in a written opinion, if such a quorum does not exist or if the disinterested directors so direct, or (3) by the stockholders.

         The Company's Bylaws require the Company to indemnify the Company's directors and officers to the fullest extent authorized by the Delaware General Corporation Law or any other applicable law in effect. The Company's Certificate of Incorporation limits the personal liability of a director to the corporation or its stockholders to damages for breach of the director's fiduciary duty.

Item 7.  Exemption from Registration Claimed.

                  Not applicable.

Item 8.  Exhibits.

Exhibit

Number            Exhibit

4.1               ---Specimen Stock  Certificate for Registrant's  Common Stock  (incorporated  herein by reference to the  Registrant's  Registration  Statement on Form 8-A dated April 16, 1993  (Commission  File
                  No. 0-21566), Item 2, Exhibit 1.

4.2               ---LS Capital Corporation Year 2000 Consultant Compensation Plan.

5.1               ---Opinion of Randall W. Heinrich, Of Counsel to Gillis & Slogar, L.L.P.

23.1              ---Consent of Malone & Bailey, PLLC.

23.2              ---Consent of Randall W.  Heinrich,  Of Counsel to Gillis & Slogar,  L.L.P.  (included in Exhibit
                  5.1 to this Registration Statement).

24.1              ---Power of Attorney (included on the signature page hereto).


Item 9.  Undertakings

                  (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which the offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Act");

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

The Registrant

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirement for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, Ireland on February 14, 2000.

                                    LS CAPITAL CORPORATION


                                    By   \S\ Paul J. Montle
                                       --------------------
                                         Paul J. Montle,
                                         Chief Executive Officer
                                        (Principal Executive Officer
                                         & Principal Financial Officer)

                              POWER OF ATTORNEY

         The undersigned directors and officers of LS Capital Corporation hereby appoint Paul J. Montle as attorney-in-fact for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments (including post-effective amendments) and exhibits to this registration statement and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name                                Title                              Date

/S/ Paul J. Montle                  Director, President                February 14, 2000
------------------
Paul J. Montle                      and Chief Executive
                                    Officer (Principal
                                    Executive Officer and
                                    Principal Financial Officer)

/S/ Roger W. Cope                   Director                          February 14, 2000
-----------------
Roger W. Cope

/S/ C. Thomas Cutter                Director                          February 14, 2000
--------------------
C. Thomas Cutter


                               EXHIBITS INDEX

         Exhibit                                                                                 Sequential
         Number             Description                                                          Page Number

         4.1               Specimen  Stock   Certificate   for   Registrant's   Common  Stock
                           (incorporated  herein  by  reference  to the  Registrant's  Registration
                           Statement  on Form  8-A  dated  April  16,  1993  (Commission  File  No.
                           0-21566), Item 2, Exhibit 1.

         4.2               LS Capital Corporation Year 2000 Consultant Compensation Plan.

         5.1               Opinion of Randall W. Heinrich, Of Counsel to Gillis & Slogar, L.L.P.

         23.1              Consent of Malone & Bailey, PLLC.

         23.2              Consent of Randall W. Heinrich, Of Counsel to Gillis & Slogar,  L.L.P.  (included in Exhibit 5.1 to this Registration Statement)

         24.1              Power of Attorney (included on the signature page hereto).

